As filed with the Securities and Exchange Commission on September 5, 2019
Registration No. 333-___________
_____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________

NOVAN, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	20-4427682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4105 Hopson Road Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)
_____________________________
Novan, Inc. 2016 Incentive Award Plan (As Amended)
(Full title of the plan)
_____________________________

G. Kelly Martin
Chief Executive Officer
Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
(919) 485-8080
(Name, address and telephone number, including area code, of agent for service)
_____________________________
Copy to:
Amy M. Batten, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, NC 27601

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☒

_____________________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	1,000,000 (2)	$2.11 (3)	$2,110,000 (3)	$255.73 (3)

(1) Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock, par value $0.0001 per share (“Common Stock”) of Novan, Inc. (the “Company”) that become issuable under the Company’s 2016 Incentive Award Plan (the “Plan”) to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.
(2) Represents 1,000,000 additional shares of Common Stock that are authorized for issuance under the Plan, approved by the Company’s stockholders at the annual meeting of stockholders held on July 31, 2019.
(3) Calculated solely for the purpose of this offering pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on September 3, 2019.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed by Novan, Inc. (the “Company”) to register an additional 1,000,000 shares of the Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), issuable under the Novan, Inc. 2016 Incentive Award Plan, as amended (the “Plan”). Pursuant to General Instruction E of Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” the prior Registration Statements relating to the Plan, Registration No. 333-213854 filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2016 and Registration No. 333-219913 filed with the Commission on August 11, 2017, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by reference.

INTERESTS OF NAMED EXPERTS AND COUNSEL
The validity of the securities being registered by this Registration Statement will be passed upon for the Company by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 20,613 shares of the Common Stock.

INDEX TO EXHIBITS

			INCORPORATED BY REFERENCE
EXHIBIT NO.	DESCRIPTION	FILED HEREWITH	FORM	FILE NO.	EXHIBIT	FILING DATE

4.1	Restated Certificate of Incorporation of Novan, Inc.		8-K	001-37880	3.1	September 27, 2016

4.2	Amended and Restated Bylaws of Novan, Inc.		8-K	001-37880	3.2	September 27, 2016

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.	X

23.1	Consent of BDO, USA LLP	X

23.2	Consent of PricewaterhouseCoopers LLP	X

23.3	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on the signature page of the Registration Statement)	X

99.1	Novan, Inc. 2016 Incentive Award Plan, as amended		8-K	001-37880	10.1	August 6, 2019

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on this 5th day of September, 2019.

NOVAN, INC.

By:	/s/ G. Kelly Martin
G. Kelly Martin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints G. Kelly Martin and John M. Gay, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ G. Kelly Martin	Chief Executive Officer and Director	September 5, 2019
G. Kelly Martin	(Principal Executive Officer)

/s/ Paula Brown Stafford	President, Chief Operating Officer and Director	September 5, 2019
Paula Brown Stafford

/s/ John M. Gay	Vice President, Finance and Corporate Controller	September 5, 2019
John M. Gay	(Principal Financial Officer)

/s/ Andrew J. Novak	Vice President, Accounting and Business Operations	September 5, 2019
Andrew J. Novak	(Principal Accounting Officer)

/s/ Robert A. Ingram	Chairman of the Board	September 5, 2019
Robert A. Ingram

/s/ W. Kent Geer	Director	September 5, 2019
W. Kent Geer

/s/ Robert J. Keegan	Director	September 5, 2019
Robert J. Keegan

/s/ John Palmour	Director	September 5, 2019
John Palmour

/s/ Machelle Sanders	Director	September 5, 2019
Machelle Sanders

/s/ Eugene Sun	Director	September 5, 2019
Eugene Sun